EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 20, 2024 with respect to the consolidated financial statements of ZJK Industrial Co., Ltd. for the years ended December 31, 2023 and 2022 in the Registration Statement on Form F-1 of ZJK Industrial Co., Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

September 25, 2024